UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 10, 2005


                            HEALTHSOUTH Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

              1-10315                                  63-0860407
      (Commission File Number)              (IRS Employer Identification No.)


               One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
          ------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement

         As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2005, Joel C. Gordon resigned, effective May 10, 2005, from the Board of Directors of HEALTHSOUTH Corporation (the "Company"), where he served as Chairman Emeritus.

         In connection with Mr. Gordon's resignation, the Company entered into a letter agreement with Mr. Gordon dated as of May 10, 2005 (the "Agreement"), regarding certain matters relating to Mr. Gordon's retirement. The Agreement, among other things, (a) acknowledges that Mr. Gordon's current indemnity agreement remains in full force and effect following his resignation, (b) sets forth the effect of Mr. Gordon's resignation on his outstanding stock options and restricted stock grants and (c) provides that the Company will furnish information to Mr. Gordon with respect to certain actions, suits, proceedings or investigations involving the Company or any of its present or former directors and that Mr. Gordon will cooperate in good faith with all reasonable requests by the Company in connection with such actions, suits, proceedings or investigations.

         The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as
Exhibit 10 and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HEALTHSOUTH CORPORATION


                                      By: /s/ Gregory L. Doody
                                         ------------------------------------
                                          Name:  Gregory L. Doody
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary


Dated:  May 10, 2005

                                 EXHIBIT INDEX


  Exhibit Number          Description
  --------------          -----------

      10 Letter Agreement dated as of May 10, 2005, between HEALTHSOUTH Corporation and Joel C. Gordon.

                                                                    EXHIBIT 10

                           LETTERHEAD OF HEALTHSOUTH

                                  May 10, 2005


Joel C. Gordon
The Gordon Group
Suite 650
3102 West End Avenue
Nashville, TN  37203

Dear Joel:

         This is to confirm our agreement with respect to the matters set forth below, all of which have been agreed to in connection with your retirement from the Board of Directors of HealthSouth Corporation (the "Company").

     1. Indemnity Agreement. Reference is made to that certain Indemnity Agreement ("Indemnity Agreement"), dated as of March 27, 2003, by and between you ("Director") and the Company. The Company hereby acknowledges, reaffirms and agrees that the Indemnity Agreement is and will continue to be in full force and effect, enforceable in accordance with the terms thereof, including after Director ceases to be a member of the Company's Board of Directors.

     2. Equity Awards. Reference is made to that certain memorandum to Jay Grinney from Gregory L. Doody dated March 10, 2005 (the "Memorandum") regarding the effect of Director's retirement from the Board on the equity awards previously granted to Director by the Company. The Company hereby agrees that as set forth in the Memorandum by virtue of Director's retirement

          a. all currently outstanding stock options (relating to 300,000 shares with varying strike prices) would terminate within three months of Director's retirement in the event that they remain unexercised;

          b. the restricted stock granted to Director on January 1, 2005 (7,962 shares) would be forfeited; and

          c. the remaining forfeiture provisions applicable to restricted stock granted to Director on January 20, 2004 and March 1, 2005 shares (totaling 34,702 shares) would lapse.

     3. Access to Information. The Company hereby agrees that, subject to appropriate confidentiality undertakings by Director, applicable attorney-client and other applicable privileges and to the extent not otherwise precluded by applicable law or contrary to a request of governmental authorities, at the request from time to time by Director or Director's authorized representative, the Company shall, and shall cause its General Counsel or his designees (or, if there is no General Counsel, by its Chief Financial Officer or his designees) to, furnish to Director or Director's authorized representatives updates and other requested information with respect to any actions, suits, or proceedings against, or any governmental investigations or negotiations with third parties involving, the Company or any of its present or former members of the Board of Directors, in each case only to the extent that such matter (i) arises from facts that took place prior to the date on which Director ceases to be a director of the Company and (ii) reasonably relates to the interests of Director (collectively, "Actions"). To the extent that any such requested information constitutes legal advice or other information subject to the attorney-client or related privilege, the Company shall provide such information to Director, so long as such information will continue to be subject to the attorney-client or other privilege (it being understood that the Company will enter into joint defense or other arrangements to protect the status of such information as privileged, if such arrangement would be effective to provide such protection), unless, (i) such information addresses a matter as to which the parties have a conflict of interests, or (ii) the Company has reasonably determined that providing such information will be materially prejudicial to the Company; provided that the immediately preceding clause (ii) shall not be a basis for denial of any Director request for privileged information if such information refers to Director or reflects Director's conduct or statements and, in such case, such information shall be made available to Director under a joint defense agreement, so long as it would remain privileged. In addition, and subject to the same limitations as set forth in the two preceding sentences, the Company agrees (a) to provide Director and Director's authorized representatives with reasonable access to the books and records of the Company and its subsidiaries with respect to any such Action, (b) to cause its officers, employees, and advisors to furnish Director with such information to the extent that such information is necessary in connection with Director's evaluation or defense of any such Action, and (c) to notify and consult with Director and Director's authorized representatives before initiating any Action within the scope of this paragraph 3. The Company has designated the General Counsel of the Company as the point of contact for Director and Director's authorized representatives to seek the updates, documents, and other information contemplated by this paragraph. Director acknowledges and agrees that Director's sole remedy for any breach of this paragraph 3 shall be to seek specific performance of the Company's obligations hereunder, so long as the Company acts in good faith.

     4. Insurance & Indemnification. In (i) resolving any coverage disputes by insurers with respect to currently existing directors' and officers' insurance policies that provide coverage for Actions that relate to actions or omissions prior to Director's voluntary resignation, (ii) seeking coverage under any currently existing directors' and officers' insurance policies with respect to any Action, or (iii) interpreting and applying the terms of the Indemnity Agreement, the Company shall not enter into agreements or support or take positions that disadvantage Director, or treat Director less favorably, as compared to any then current director, because Director is no longer a member of the Company's Board of Directors. Nothing contained herein is intended to prohibit or limit the application of any currently existing directors' and officers' insurance policy in accordance with its terms. For purposes of this paragraph 4, the term "currently existing directors' and officers' insurance policies" is intended to include within its scope all insurance policies of the Company obtained prior to May 10, 2005, including those that have purportedly been rescinded or otherwise challenged by the issuers thereof.

     5. Cooperation. Director hereby agrees, subject to applicable attorney-client privileges and other applicable privileges, to cooperate in good faith with all reasonable requests by the Company in connection with any governmental investigation or defense or prosecution of any Action. The Company agrees to take due account of Director's regular employment and other business obligations in requesting Director to make personal appearances or travel and agrees to reimburse Director for reasonable out-of-pocket travel and similar expenses incurred by Director in response to the Company's requests. The Company acknowledges and agrees that the Company's sole remedy for any breach of this paragraph 5 shall be to seek specific performance of the Director's obligations hereunder, so long as Director acts in good faith.

     6. Specific Performance. The Company and Director acknowledge and agree that the Company or Director, as the case may be, will be irreparably damaged if this agreement is not specifically enforced. Upon a breach or threatened breach of any provision of this agreement by the Company or Director, the other party to this agreement, shall, in addition to all other remedies, be entitled to seek specific performance.

     7. Counterparts. This letter agreement may be executed in one or more counterparts. All such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

     8. Governing Law. This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

                  If the foregoing correctly and completely sets forth our understanding, please sign the enclosed copy of this letter in the space provided and return it to the Company.

                                      Very truly yours,

                                      HEALTHSOUTH CORPORATION


                                      By:  /s/ Gregory L. Doody
                                         -------------------------------
                                         Name: Gregory L. Doody
                                         Title:  Executive Vice President,
                                                 General Counsel and Secretary


Confirmed and agreed to as of the date first written above:
Joel C. Gordon

 /s/ Joel C. Gordon
-----------------------